C3 AI Announces Fiscal Third Quarter 2025 Financial Results
26% Year-Over-Year Revenue Growth
Dramatically Expanded Strategic Partnerships with Microsoft, AWS, and McKinsey QuantumBlack
C3 Generative AI Makes History with First Ever Agentic AI Earnings Call
REDWOOD CITY, Calif. — February 26, 2025 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal third quarter ended January 31, 2025.
“In the third quarter, C3 AI achieved significant milestones — expanding our global distribution network, advancing our leadership in agentic and generative AI, and delivering total revenue reaching $98.8 million, up 26% year-over-year,” said Thomas M. Siebel, Chairman and CEO, C3 AI. “We believe C3 AI is broadly credited with inventing Enterprise AI. We invented the model-driven agentic Enterprise AI platform. The operative law as it relates to patent law is first to file, and we filed our initial patent on December 16, 2022, and yes, the U.S. Patent for agentic generative AI was awarded to C3 AI. We have the technology, the management team, and the global partner ecosystem — through our dramatically expanded strategic partnerships with Microsoft, AWS, and McKinsey QuantumBlack — we believe we have all the elements in place to indelibly change the face of Enterprise AI.”

Fiscal Third Quarter 2025 Financial Highlights
•Revenue: Total revenue for the quarter was $98.8 million, an increase of 26% compared to $78.4 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $85.7 million, constituting 87% of total revenue, an increase of 22% compared to $70.4 million one year ago.
•Subscription and Prioritized Engineering Services Revenue Combined: Subscription and prioritized engineering services revenue combined was $91.4 million, constituting 93% of total revenue, an increase of 18% compared to $77.5 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $58.3 million, representing a 59% gross margin. Non-GAAP gross profit for the quarter was $68.2 million, representing a 69% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.62). Non-GAAP net loss per share was $(0.12).
•Cash Balance: $724.3 million in cash, cash equivalents, and marketable securities.

Business Highlights
C3 AI gained momentum with Microsoft to drive increased pilot activity and broadened its global distribution network through a new strategic partnership with McKinsey & Company QuantumBlack.
•The Company closed 66 agreements including 50 pilots, an increase of 72% year-over-year.
•The Company entered into new and expanded agreements with the New York Power Authority, Worley, Flex, Sanofi, Nucor Corporation, Holcim, Shell, ExxonMobil, Liberty Coca-Cola Beverages, GSK, Quest Diagnostics, SmithRx, and Swift, among others.
•The Company significantly expanded its footprint across State and Local Government, closing 21 agreements across Texas, California, Florida, New Jersey, Indiana, Colorado, Montana, Oregon, Georgia, New Mexico, and Arizona.
•C3 AI’s Federal business had strong execution across the board. The Company entered into new and expanded agreements with the U.S. Department of Defense, the U.S. Air Force, the U.S. Navy, CAE USA, and the Missile Defense Agency.
•C3 AI achieved “Awardable” status on the U.S. Department of Defense’s Chief Digital and Artificial Intelligence Office’s Tradewinds Solutions Marketplace, with the addition of C3 AI Decision Advantage and C3 AI Contested Logistics to Marketplace. The Tradewinds Solutions Marketplace accelerates the technology acquisition process for government agencies, showcasing the best-fit solutions and accelerating procurement.

Partner Network
C3 AI dramatically expanded its strategic partnerships, substantially strengthening its strategic partnership with Microsoft, expanding its relationship with AWS, and establishing a new important alliance with McKinsey & Company QuantumBlack.
•In Q3, the Company closed 47 agreements through its partner network, an increase of 74% year-over-year.
•Microsoft Azure Strategic Alliance
◦C3 AI and Microsoft have, in short order, closed 28 agreements across 9 different industries, a 460% increase quarter-over-quarter. In addition, as of today, the companies are engaged in joint sales campaigns to 621 accounts in Europe, Asia, and North and South America.
◦The joint qualified opportunity pipeline with Microsoft has increased by over 244% year-over-year.
◦Sales cycles with Microsoft have shortened by nearly 20% quarter-over-quarter.
◦In the current quarter, C3 AI and Microsoft are refining a highly tuned closely coordinated joint market sales and service motion. This includes alignment of strategic objectives and target accounts, a regular executive meeting cadence, and expansion of event and enablement activities including jointly hosting executive roundtables, virtual fireside chats, and three-day workshops, where we jointly engage hands-on with customers to bring working enterprise AI applications live in three days.
•C3 AI and AWS dramatically expanded their strategic alliance. Under the expanded agreement, C3 AI and AWS will continue to jointly offer advanced Enterprise AI solutions, focusing on executing a robust go-to-market strategy.
•C3 AI and McKinsey & Company announced a major new strategic alliance, initially showcased at World Economic Forum in Davos. This collaboration combines McKinsey QuantumBlack’s expertise in AI business transformation with C3 AI’s Enterprise AI application leadership to deliver high assurance AI-powered digital transformation at global scale.

Customer Success
With C3 AI, customers across sectors continued to realize significant operational improvements and cost efficiencies — achieving increased reliability, optimized production schedules, optimized supply chain management and enhanced forecasting.
•GSK, a leading global biopharma company, is significantly scaling out the C3 AI Demand Forecasting application across regions and products to enhance its supply chain, ensuring more accurate and efficient delivery of critical medicines and vaccines to patients worldwide. With this AI application, GSK can better predict and respond to market fluctuations, optimize its manufacturing operations, and improve its supply chain visibility to deliver significant cost savings.
•Worley, an engineering and professional services company, has partnered with C3 AI and Microsoft to accelerate supply chain and value chain solutions for the technology solutions business. The initial scale solution focuses on small modular reactors (SMRs), which can be applied to the broader, complex nuclear industry. Worley is using the C3 AI Supply Chain Suite and C3 AI Asset Performance Suite to deliver increased efficiency and refined predictive capabilities for streamlined business practices for itself and to scale up across its lighthouse customers.

C3 Generative AI
C3 AI’s continuous innovation in generative AI to build its growing suite of secure, enterprise-grade solutions drives adoption across industries.
•In Q3, the Company closed 20 C3 Generative AI pilots with Mars, Liberty Coca-Cola Beverages, the U.S. Department of Defense, and others, including various government agencies in New Jersey, Montana, and California.
•C3 AI advances its technology stack with a breakthrough foundation time series embedding model. This innovation enables direct retrieval and reasoning on time series, streamlining the configuration of applications that require sensor data. Key benefits include the automatic identification of anomalies, and the cataloging and retrieval of relevant actions (e.g., relevant past work orders) or expert recommendations.

•SmithRx, a next-generation pharmacy benefits manager, is using C3 Generative AI to streamline member support and enhance customer service. Using C3 Generative AI, call center operators are able to get access to key information, such as member history, drug eligibility, and lower-cost alternatives for customers from across multiple systems. The AI application has significantly reduced call handle times. This efficiency allows SmithRx focus to improve member outcomes, increase member satisfaction, and reduce costs.

C3 Transform 2025
C3 AI will be holding its sixth annual international user’s group conference, C3 Transform, in Boca Raton from March 18–20, 2025. The entire C3 AI board of directors will be actively participating, as will the entire executive team. Customers, partners, and prospects from multiple geographies and a multiplicity of industries will be actively engaged, including leaders across almost every sector. By bringing together C3 AI experts and early adopters who can speak to the value of Enterprise AI, C3 Transform gives customers, partners and prospects the chance to discover exactly how they can use Enterprise AI and generative AI securely and effectively. The C3 Transform agenda is available as part of our FY25-Q3 Investor Supplemental.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the fourth quarter of fiscal 2025 and full-year fiscal 2025:

(in millions)	Fourth Quarter Fiscal 2025 Guidance	Full Year Fiscal 2025 Guidance
Total revenue	$103.6 - $113.6	$383.9 - $393.9
Non-GAAP loss from operations	$(30.0) - $(40.0)	$(87.0) - $(97.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Third Quarter Fiscal 2025 Financial Results Conference Call
When:	Wednesday, February 26, 2025
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BId3a29d38315445ceac8b1dc16f2068e9 (live)
Webcast:	https://edge.media-server.com/mmc/p/h8imsh6j (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Prioritized engineering services	$5,698	$7,125	$26,008	$20,225
Service fees	7,405	876	14,028	5,566
Total professional services revenue	$13,103	$8,001	$40,036	$25,791
Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, financial outlook, our sales and customer opportunity pipeline including our industry diversification, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2024, October 31, 2024, and, when available, January 31, 2025, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Edelman
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Revenue
Subscription(1)	$85,679	$70,400	$240,297	$198,201
Professional services(2)	13,103	8,001	40,036	25,791
Total revenue	98,782	78,401	280,333	223,992
Cost of revenue
Subscription	37,799	32,273	106,129	93,644
Professional services	2,636	841	5,851	3,399
Total cost of revenue	40,435	33,114	111,980	97,043
Gross profit	58,347	45,287	168,353	126,949
Operating expenses
Sales and marketing(3)	61,201	57,140	168,969	150,920
Research and development	59,356	49,480	167,998	150,747
General and administrative	25,375	21,213	66,845	61,317
Total operating expenses	145,932	127,833	403,812	362,984
Loss from operations	(87,585)	(82,546)	(235,459)	(236,035)
Interest income	8,677	9,995	28,240	30,597
Other (expense) income, net	(957)	409	(916)	(468)
Loss before provision for income taxes	(79,865)	(72,142)	(208,135)	(205,906)
Provision for income taxes	336	489	865	863
Net loss	$(80,201)	$(72,631)	$(209,000)	$(206,769)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.62)	$(0.60)	$(1.64)	$(1.75)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	130,382	120,486	127,752	118,259

(1)    Including related party revenue of $10,581 for the nine months ended January 31, 2024.
(2)    Including related party revenue of $5,804 for the nine months ended January 31, 2024.
(3)    Including related party sales and marketing expense of $810 for the nine months ended January 31, 2024.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	January 31, 2025	April 30, 2024
Assets
Current assets
Cash and cash equivalents	$125,094	$167,146
Marketable securities	599,233	583,221
Accounts receivable, net of allowance of $642 and $359 as of January 31, 2025 and April 30, 2024, respectively	180,357	130,064
Prepaid expenses and other current assets	26,219	23,963
Total current assets	930,903	904,394
Property and equipment, net	81,910	88,631
Goodwill	625	625
Other assets, non-current	41,703	44,575
Total assets	$1,055,141	$1,038,225
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$28,737	$11,316
Accrued compensation and employee benefits	48,727	44,263
Deferred revenue, current	32,955	37,230
Accrued and other current liabilities	27,628	9,526
Total current liabilities	138,047	102,335
Deferred revenue, non-current	—	1,732
Other long-term liabilities	56,917	60,805
Total liabilities	194,964	164,872
Commitments and contingencies
Stockholders’ equity
Class A common stock	129	120
Class B common stock	3	3
Additional paid-in capital	2,158,686	1,963,726
Accumulated other comprehensive income (loss)	292	(563)
Accumulated deficit	(1,298,933)	(1,089,933)
Total stockholders’ equity	860,177	873,353
Total liabilities and stockholders’ equity	$1,055,141	$1,038,225

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended January 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(209,000)	$(206,769)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	9,215	9,469
Non-cash operating lease cost	270	656
Stock-based compensation expense	174,373	159,032
Accretion of discounts on marketable securities	(10,715)	(13,238)
Other	2,158	110
Changes in operating assets and liabilities
Accounts receivable(1)	(52,017)	(38,892)
Prepaid expenses, other current assets and other assets(2)	587	(3,379)
Accounts payable(3)	16,916	(4,945)
Accrued compensation and employee benefits	7,648	171
Operating lease liabilities	1,439	14,330
Other liabilities(4)	12,462	6,296
Deferred revenue(5)	(6,007)	(6,546)
Net cash used in operating activities	(52,671)	(83,705)
Cash flows from investing activities:
Purchases of property and equipment	(2,101)	(22,718)
Capitalized software development costs	—	(2,750)
Purchases of marketable securities	(518,806)	(657,431)
Maturities and sales of marketable securities	514,365	590,299
Net cash used in investing activities	(6,542)	(92,600)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock under employee stock purchase plan	5,009	5,055
Proceeds from exercise of Class A common stock options	19,648	11,379
Taxes paid related to net share settlement of equity awards	(7,496)	(10,397)
Net cash provided by financing activities	17,161	6,037
Net decrease in cash, cash equivalents and restricted cash	(42,052)	(170,268)
Cash, cash equivalents and restricted cash at beginning of period	179,712	297,395
Cash, cash equivalents and restricted cash at end of period	$137,660	$127,127
Cash and cash equivalents	$125,094	$114,561
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$137,660	$127,127
Supplemental disclosure of cash flow information—cash paid for income taxes	$743	$760
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$527	$2,475
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$1,016	$1,858
Vesting of early exercised stock options	$251	$406
(1)Including changes in related party balances of $12,444 for the nine months ended January 31, 2024.
(2)Including changes in related party balances of $(810) for the nine months ended January 31, 2024.
(3)Including changes in related party balances of $248 for the nine months ended January 31, 2024.
(4)Including changes in related party balances of $(2,448) for the nine months ended January 31, 2024.
(5)Including changes in related party balances of $(46) for the nine months ended January 31, 2024.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$58,347	$45,287	$168,353	$126,949
Stock-based compensation expense (1)	9,504	8,983	26,223	26,492
Employer payroll tax expense related to employee stock-based compensation (2)	356	405	883	1,243
Gross profit on a non-GAAP basis	$68,207	$54,675	$195,459	$154,684

Gross margin on a GAAP basis	59%	58%	60%	57%
Gross margin on a non-GAAP basis	69%	70%	70%	69%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(87,585)	$(82,546)	$(235,459)	$(236,035)
Stock-based compensation expense (1)	62,652	54,983	174,373	159,032
Employer payroll tax expense related to employee stock-based compensation (2)	1,789	1,773	4,151	5,547
Loss from operations on a non-GAAP basis	$(23,144)	$(25,790)	$(56,935)	$(71,456)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(80,201)	$(72,631)	$(209,000)	$(206,769)
Stock-based compensation expense (1)	62,652	54,983	174,373	159,032
Employer payroll tax expense related to employee stock-based compensation (2)	1,789	1,773	4,151	5,547
Net loss on a non-GAAP basis	$(15,760)	$(15,875)	$(30,476)	$(42,190)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.62)	$(0.60)	$(1.64)	$(1.75)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.12)	$(0.13)	$(0.24)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	130,382	120,486	127,752	118,259

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Cost of subscription	$8,563	$8,674	$24,084	$25,244
Cost of professional services	941	309	2,139	1,248
Sales and marketing	21,860	17,528	61,495	52,533
Research and development	19,896	18,757	56,326	52,475
General and administrative	11,392	9,715	30,329	27,532
Total stock-based compensation expense	$62,652	$54,983	$174,373	$159,032

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Cost of subscription	$329	$392	$818	$1,183
Cost of professional services	27	13	65	60
Sales and marketing	614	496	1,536	1,964
Research and development	578	738	1,173	1,970
General and administrative	241	134	559	370
Total employer payroll tax expense	$1,789	$1,773	$4,151	$5,547

Reconciliation of free cash flow to the GAAP measure of net cash used in operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash used in operating activities for the periods presented:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Net cash used in operating activities	$(22,020)	$(39,051)	$(52,671)	$(83,705)
Less:
Purchases of property and equipment	(362)	(6,087)	(2,101)	(22,718)
Capitalized software development costs	—	—	—	(2,750)
Free cash flow	$(22,382)	$(45,138)	$(54,772)	$(109,173)
Net cash provided by (used in) investing activities	$12,373	$4,098	$(6,542)	$(92,600)
Net cash provided by financing activities	$13,467	$505	$17,161	$6,037